                                                                Exhibit 11

Statement of Calculation of Per Share Earnings


Weighted average shares outstanding                     5,409,183

Incremental shares pursuant to Securities
  and Exchange Commission Staff Accounting
  Bulletin No. 83(1)                                   10,305,404

Dilution of common stock warrants (1)                   1,463,736
                                                       ----------
                                                       17,178,323
                                                       ==========

(1) Based upon the assumed IPO price per share of $13.00